Exhibit 5

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                 January 5, 1997


Board of Directors
Local Financial Corporation
3601 N.W. 63rd Street
Oklahoma City, Oklahoma  73116

       Re:   Registration Statement on S-1
             21,128,209 Shares of Common Stock
             $80,000,000 of 11.0% Senior Notes Due 2004

Ladies and Gentlemen:

       We have acted as special counsel to Local Financial Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-1 (the "Registration Statement") which registers 21,128,209 shares of the Company's common stock, $0.01 par value per share, and $80,000,000 of 11.0% Senior Notes due 2004 (collectively, the "Local Securities") for resale by certain stockholders of the Company who acquired the Local Securities pursuant to an exemption from the registration requirements contained in Section 5 of the Securities Act. As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

       Based upon the foregoing, it is our opinion that the Local Securities, when issued, will be legally issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Certain Legal Matters" in the Prospectus constituting a part thereof.


                                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                      By:  /s/ Jeffrey D. Haas
                                           ------------------------------
                                           Jeffrey D. Haas, a Partner